November 3, 2011

Cytori Reports Third Quarter Business Update and Financial Results

San Diego, CA -- Cytori Therapeutics (NASDAQ: CYTX) today is reporting its third quarter 2011 business update and financial results.

Product revenues for the third quarter of 2011 increased to $2.1 million, compared to $1.5 million in the third quarter of 2010. Gross profit increased to $1.2 million with a gross margin of 56% in the third quarter of 2011, compared to a gross profit of $0.6 million and a gross margin of 39% in the third quarter of 2010.

Net cash used in operating activities improved to $7.9 million in the third quarter of 2011 from $9.0 million in the second quarter of 2011. Third quarter 2011 operating expenses, excluding related to the change in the fair value of the warrant and option liabilities were $10.0 million, compared with $10.9 million in the second quarter of 2011.  At the end of the third quarter, Cytori had $40.8 million in cash and cash equivalents and $2.0 million in accounts receivable.

“In the third quarter, we improved our cash position, reduced operating expenses and favorably amended our loan facility led by GE Capital,” said Mark E. Saad, chief financial officer. “The equity agreement with Seaside 88 was an important factor in achieving the amended loan terms which significantly extended maturity and deferred principal payments. Expenses improved in Q3 compared to Q2, with reductions sales and marketing costs that reflect more targeted sales efforts.”

“This quarter, we made progress building market access for our lead breast reconstruction and cardiovascular therapies,” said Christopher J. Calhoun, chief executive officer. “We also continued to generate revenues from a mix of products sold principally into the translational research and cosmetic surgery markets. Operationally, we are focused on ensuring revenue is achieved in a regionally profitable manner and lowering our cash utilization rate. This is reflected in the reduction in net cash used in operating activities during the quarter.”

Recent progress to establish European market access for breast reconstruction includes:

•	Final 12-month RESTORE 2 trial results presented in September at the Oncoplastic Reconstructive Breast Society meeting in the UK

•	Final manuscript completed for the RESTORE 2 trial and under peer-review for publication

•	Favorable economic assessment of Celution® from NHS National Innovation Centre (NIC) in the UK

•	Inclusion of breast reconstruction therapy in joint British surgical, reconstructive and aesthetic society guidelines

Progress in our cardiovascular pipeline includes:

•	Completed US chronic myocardial ischemia pre-IDE meeting with FDA

•	US IDE/PMA pilot (Phase I/II) application submission expected Q4 2011

•	EU notified body application for ‘no option chronic heart disease’ indications-for-use submitted, under evaluation

•	EU pivotal (Phase II/III) prospective acute myocardial infarction trial (ADVANCE) initiated

•	Final manuscript completed for APOLLO trial and under peer-review for publication

Conference Call Information and Shareholder Letter

Cytori will host a management conference call at 5:00 p.m. Eastern Time today to further discuss these results. The live audio webcast of the conference call may be accessed under "Webcasts" in the Investor Relations section of Cytori's website (http://ir.cytoritx.com). The webcast will be available live and by replay two hours after the call and archived for one year. More details on our business are contained in the ‘November 2011 Shareholder Letter' which is posted on the homepage of our investor relations website.

About Cytori

Cytori is a leader in cell therapy, providing patients and physicians around the world with medical technologies that harness the potential of adult regenerative cells from adipose tissue. The Celution® System family of medical devices and instruments is being sold into the European and Asian cosmetic and reconstructive surgery markets but is not yet available in the United States. Our StemSource® product line is sold in multiple countries for cell banking and research applications. Our PureGraft™ products are available in North America and Europe for fat grafting procedures. www.cytori.com

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding our ongoing efforts to build market access for breast reconstruction and cardiovascular therapies, to ensure that revenues are achieved in a regionally profitable manner, and to lower our quarterly cash utilization rate, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, risks related to our history of operating losses, the need for further financing and our ability to access the necessary additional capital for our business, the quality and effectiveness of our products, the effectiveness of our regulatory and sales and marketing programs, the quality and acceptance of our clinical data, dependence on third party performance and the risk of natural disasters and other occurrences that may disrupt the normal business cycles in areas of our global operations, as well as other risks and uncertainties described under the "Risk Factors" section in Cytori's Securities and Exchange Commission Filings on Form 10-K and Form 10-Q. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)

	As of September 30, 2011	As of December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$40,803,000	$52,668,000
Accounts receivable, net of reserves of $265,000 and $306,000 in 2011 and 2010, respectively	1,967,000	2,073,000
Inventories, net	4,153,000	3,378,000
Other current assets	702,000	834,000

Total current assets	47,625,000	58,953,000

Property and equipment, net	1,788,000	1,684,000
Restricted cash and cash equivalents	350,000	350,000
Investment in joint venture	306,000	459,000
Other assets	1,330,000	566,000
Intangibles, net	247,000	413,000
Goodwill	3,922,000	3,922,000

Total assets	$55,568,000	$66,347,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,374,000	$6,770,000
Current portion of long-term obligations	69,000	6,453,000

Total current liabilities	6,443,000	13,223,000

Deferred revenues, related party	4,281,000	5,512,000
Deferred revenues	5,118,000	4,929,000
Warrant liability	1,273,000	4,987,000
Option liability	1,850,000	1,170,000
Long-term deferred rent	468,000	398,000
Long-term obligations, net of discount, less current portion	24,209,000	13,255,000

Total liabilities	43,642,000	43,474,000

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; -0- shares issued and outstanding in 2011 and 2010	-	-
Common stock, $0.001 par value; 95,000,000 shares authorized; 54,834,683 and 51,955,265 shares issued and 54,834,683 and 51,955,265 shares outstanding in 2011 and 2010, respectively	55,000	52,000
Additional paid-in capital	247,413,000	232,819,000
Accumulated deficit	(235,542,000)	(209,998,000)

Total stockholders’ equity	11,926,000	22,873,000

Total liabilities and stockholders’ equity	$55,568,000	$66,347,000

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010

Product revenues:
Related party	$—	$581,000	$—	$590,000
Third party	2,134,000	938,000	5,908,000	5,286,000
	2,134,000	1,519,000	5,908,000	5,876,000

Cost of product revenues	942,000	920,000	2,893,000	2,733,000

Gross profit	1,192,000	599,000	3,015,000	3,143,000

Development revenues:
Development, related party	—	—	1,231,000	2,122,000
Research grant and other	5,000	65,000	19,000	93,000
	5,000	65,000	1,250,000	2,215,000
Operating expenses:
Research and development	2,830,000	2,480,000	8,948,000	7,026,000
Sales and marketing	3,618,000	2,932,000	10,560,000	7,356,000
General and administrative	3,538,000	3,060,000	11,230,000	9,331,000
Change in fair value of warrant liability	(1,536,000)	1,803,000	(3,714,000)	(1,824,000)
Change in fair value of option liability	570,000	(20,000)	680,000	180,000

Total operating expenses	9,020,000	10,255,000	27,704,000	22,069,000

Operating loss	(7,823,000)	(9,591,000)	(23,439,000)	(16,711,000)

Other income (expense):
Interest income	3,000	3,000	7,000	6,000
Interest expense	(489,000)	(759,000)	(1,923,000)	(1,288,000)
Other income (expense), net	25,000	(27,000)	(36,000)	(152,000)
Equity loss from investment in joint venture	(51,000)	(43,000)	(153,000)	(98,000)

Total other expense	(512,000)	(826,000)	(2,105,000)	(1,532,000)

Net loss	$(8,335,000)	$(10,417,000)	$(25,544,000)	$(18,243,000)

Basic and diluted net loss per common share	$(0.15)	$(0.23)	$(0.48)	$(0.40)

Basic and diluted weighted average common shares	53,900,250	45,905,580	52,775,861	45,185,774

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(25,544,000)	$(18,243,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	621,000	772,000
Amortization of deferred financing costs and debt discount	471,000	449,000
Provision for doubtful accounts	274,000	428,000
Change in fair value of warrant liability	(3,714,000)	(1,824,000)
Change in fair value of option liability	680,000	180,000
Share-based compensation expense	2,578,000	2,294,000
Equity loss from investment in joint venture	153,000	98,000
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	(168,000)	(452,000)
Inventories	(775,000)	(476,000)
Other current assets	132,000	(104,000)
Other assets	(764,000)	(64,000)
Accounts payable and accrued expenses	(396,000)	(72,000)
Deferred revenues, related party	(1,231,000)	(2,122,000)
Deferred revenues	189,000	29,000
Long-term deferred rent	70,000	302,000

Net cash used in operating activities	(27,424,000)	(18,805,000)

Cash flows from investing activities:
Purchases of property and equipment	(458,000)	(473,000)
Cash invested in restricted cash	—	(350,000)
Investment in joint venture	—	(330,000)

Net cash used in investing activities	(458,000)	(1,153,000)

Cash flows from financing activities:
Principal payments on long-term debt	(4,460,000)	(5,454,000)
Proceeds from long-term debt	9,444,000	20,000,000
Debt issuance costs and loan fees	(719,000)	(559,000)
Proceeds from exercise of employee stock options and warrants	2,849,000	7,050,000
Proceeds from sale of common stock and warrants	9,038,000	17,314,000
Costs from sale of common stock and warrants	(135,000)	(518,000)

Net cash provided by financing activities	16,017,000	37,833,000

Net increase (decrease) in cash and cash equivalents	(11,865,000)	17,875,000

Cash and cash equivalents at beginning of period	52,668,000	12,854,000

Cash and cash equivalents at end of period	$40,803,000	$30,729,000